As filed with the U.S. Securities and Exchange Commission on November 10, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTRA FINANCIAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

West Virginia (State or other jurisdiction of incorporation or organization)	55-0770610 (I.R.S. Employer Identification No.)
990 Elmer Prince Drive, P.O. Box 656
Morgantown, West Virginia 26507-0656
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Douglas J. Leech
President and Chief Executive Officer
Centra Financial Holdings, Inc.
990 Elmer Prince Drive
P.O. Box 656
Morgantown, West Virginia 26507-0656
(304) 598-2000
(304) 598-2035 (Fax)
(Name, address, including zip code, and telephone number, including area code, of agent for service for Registrant)

with copies to:
Charles D. Dunbar, Esq.
Elizabeth Osenton Lord, Esq.
Jackson Kelly PLLC
500 Lee Street, East, 16th Floor
Charleston, West Virginia 25301
(304) 340-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment hereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

			Proposed Maximum
Title of Each Class of	Amount to be	Proposed Maximum	Aggregate Offering	Amount of
Securities to be Registered	Registered(2)	Price per Unit(3)	Price(4)	Registration Fee(1)
Centra Financial Holdings, Inc.:
Common Stock
Preferred Stock
Warrants to purchase Common Stock
Warrants to purchase Preferred Stock
Units
TOTAL:	$50,000,000		$50,000,000	$2,790

(1)	Estimated in accordance with Rule 457(o) solely for the purpose of calculating the registration fee.

(2)	Includes such indeterminate number of shares of common stock, shares of preferred stock, warrants to purchase common stock, warrants to purchase preferred stock and units that Centra Financial Holdings, Inc. may sell pursuant to this Registration Statement, which may not exceed the maximum aggregate offering price of $50,000,000. The securities registered hereunder also include such indeterminate number of shares of common stock, preferred stock or warrants that may be issued upon conversion, exchange or exercise of any of the securities being registered hereby.

(3)	Omitted pursuant to General Instruction II.D of Form S-3. The proposed maximum offering price per class of security will be determined from time to time by Centra Financial Holdings, Inc. in connection with, and at the time of, the issuance by Centra Financial Holdings, Inc. of the securities registered hereunder.

(4)	In no event will the aggregate initial offering price of the securities issued under this Registration Statement exceed the amount registered above or the equivalent thereof in one or more foreign currencies or currency units.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

We will amend and complete the information in this prospectus. We may not sell any of these securities or accept your offer to buy any of them until the documentation filed with the SEC relating to these securities has been declared “effective” by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any State or other jurisdiction where that would not be permitted or legal.

SUBJECT TO COMPLETION, DATED November 10, 2009
PROSPECTUS
CENTRA FINANCIAL HOLDINGS, INC.
$50,000,000
Common Stock, Preferred Stock, Warrants and Units
     We may offer from time to time common stock, preferred stock, warrants and units. We may also issue any of the common stock, preferred stock, warrants or units upon the conversion, exchange or exercise of any of the securities listed above. The aggregate initial offering price of the securities that we offer will not exceed $50,000,000.
     We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.
     We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
     You should refer to the risk factors that may be included in a prospectus supplement and in our periodic reports and other information we file with the U.S. Securities and Exchange Commission and carefully consider that information before investing in our securities.
     These securities will be our equity securities or unsecured obligations of us, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
     Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 10, 2009.

i

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing the “shelf” registration process. Under this shelf process, we may sell, either separately or together, any combination of the securities described in this prospectus in one or more offerings. We may also issue any of the common stock, preferred stock, warrants or units upon conversion, exchange or exercise of any of the securities mentioned above. The aggregate amount of securities that we may offer under the registration statement is $50,000,000, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies.
     This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the offering and the specific terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”
     The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site, our website, or at the SEC offices, which are mentioned in this prospectus under the heading “Where You Can Find More Information.”
     The words “we,” “our,” “us,” “the Company,” and “Centra” refer to Centra Financial Holdings, Inc. unless we indicate otherwise.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and any accompanying prospectus supplements contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” or words or phrases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements.
     The following factors as well as the factors listed in the section entitled “Risk Factors” set forth in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any applicable prospectus supplement, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:
•	the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality;

•	the Company may incur increased charge-offs in the future;

•	the Company could have adverse legal actions of a material nature;

•	the Company may face competitive loss of customers;

•	the Company may be unable to manage its expense levels;

•	the Company may have difficulty retaining key employees;

•	changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions;

•	changes in general economic conditions and increased competition could adversely affect the Company’s operating results;

•	changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; and

•	the Company may experience difficulties growing loan and deposit balances.
Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.
CENTRA FINANCIAL HOLDINGS, INC.
     Centra Financial Holdings, Inc., or Centra, was formed on October 25, 1999, as a bank holding company. Centra Bank, Inc., or the bank or Centra Bank, was formed on September 27, 1999, and chartered under the laws of the State of West Virginia. The bank commenced operations on February 14, 2000. During the first quarter of 2001, Centra Financial formed two second-tier holding companies (Centra Financial Corporation — Morgantown, Inc. and Centra Financial Corporation — Martinsburg, Inc.). During the first quarter of 2007, Centra formed two additional second-tier holding companies (Centra Financial Corporation — Uniontown, Inc. and Centra Financial Corporation — Hagerstown, Inc.). These four entities were formed to manage the banking operations of Centra Bank, the sole bank subsidiary, in those markets.
     Centra operates offices in the Suncrest, Waterfront, Cheat Lake, Sabraton, and Westover areas of Morgantown;, Foxcroft Avenue, South Berkeley, Williamsport Pike and Spring Mills areas of Martinsburg, West Virginia; the Uniontown, Smithfield, Walnut Hill, and Point Marion areas of Fayette County, Pennsylvania; and the Pennsylvania Avenue, North Pointe, and Kenley Square areas of Hagerstown, Maryland. Centra’s business activities are currently confined to a single segment, community banking. As a community banking entity, Centra offers its customers a full range of products through various delivery channels. Such products and services include checking accounts, NOW accounts, money market and savings accounts, time certificates of deposit, commercial, installment, commercial real estate and residential real estate mortgage loans, debit cards, and safe deposit rental facilities. Centra also offers official checks. Services are provided through our walk-in offices, automated teller machines (“ATMs”), fifteen automobile drive-in facilities, banking by phone, and Internet-based banking. Additionally, Centra offers a full line of investment products through an unaffiliated registered broker-dealer.

RISK FACTORS
     An investment in our securities involves risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.
USE OF PROCEEDS
     Unless otherwise specified in the applicable prospectus supplement, we will use the proceeds from the sale of the securities described in this prospectus for general corporate purposes and to support our ongoing and future anticipated growth. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.
DESCRIPTION OF SECURITIES WE MAY OFFER
     This prospectus contains summary descriptions of our common stock, preferred stock, warrants and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.
DESCRIPTION OF COMMON STOCK
General
     This section of the prospectus describes the material terms and provisions of our common stock. When we offer to sell shares of our common stock, we will describe the specific terms of the offering and the shares in a supplement to this prospectus. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our articles of incorporation, as amended, our bylaws, as amended, and the applicable provisions of West Virginia law.
     Our authorized capital stock consists of 50,000,000 shares of our common stock, par value $1.00 per share and 1,000,000 shares of preferred stock, par value $1.00 per share. Our authorized capital stock may be increased and altered from time to time in the manner prescribed by West Virginia law upon the vote of at least a majority of the shares entitled to vote on the matter.
     Each share of our common stock is entitled to one vote on all matters submitted to a vote at any meeting of stockholders. Holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of funds legally available therefor and, upon liquidation, to receive pro rata all assets, if any, of the Company that are available for distribution after the payment of creditors and any holders of preferred stock. Holders of our common stock have no preemptive rights to subscribe for any additional securities of any class that we may issue, nor any conversion, redemption or sinking fund rights. Under West Virginia law, holders of our common stock have the right to cumulate votes in the election of directors. The rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of preferred stock that we may issue.

Amendment of Articles of Incorporation and Bylaws
     Under West Virginia law, the Company’s Articles of Incorporation generally may be amended by the affirmative vote of a majority of all votes of shareholders entitled to be cast on a matter and a majority of the outstanding stock of each class entitled to vote on the amendment, unless a greater number is specified in the articles of incorporation. The Company’s Articles of Incorporation do not require a greater vote.
     The Company’s Bylaws may be amended only by a majority vote of the directors of the Company.
Business Combinations with Interested Parties
     West Virginia corporate law does not contain statutory provisions restricting certain business combinations.
Antitakeover Provisions
     The Company’s Articles of Incorporation and Bylaws contain the following antitakeover provisions.
     - Staggered Directors’ Terms. The directors of the Company are elected for staggered terms of three years with no more than one-third of the directors being elected in any one year. This provision has the effect of making it more difficult and time consuming for a shareholder who has acquired or controls a majority of the Company’s outstanding common stock to gain immediate control of the board of directors or otherwise disrupt the Company’s management.
     - Advance Notice for Director Candidates. The Company’s Bylaws require that shareholders who intend to nominate candidates for election to the board of directors must give written notice at least 14 days prior to the date of any shareholders’ meeting called for the purpose of electing directors. The advance notice requirements in the Company’s Bylaws affords the board of directors the opportunity to consider the qualifications of the proposed nominees and, to the extent necessary, to inform the shareholders about these qualifications.
     - 80% Vote Required to Remove Directors. The Company’s Articles of Incorporation and Bylaws provide that holders of at least 80% of the voting power of shares entitled to vote generally in the election of directors may remove a director. This provision in the Company’s Articles and Bylaws makes it more difficult for a third party to fill vacancies created by removal with its own nominees.
     - The Company’s Articles of Incorporation Contain Supermajority Provisions. The supermajority provisions in the Company’s Articles of Incorporation and bylaws provide that the affirmative vote of the holders of at least 80% of the outstanding shares of the voting stock of the Company will be required to amend or repeal articles of incorporation provisions dealing with the classification of the board of directors, director nominations, appointment to newly created directorships, vacancies of directors, removal of directors and business combinations by unsolicited and unapproved third parties.
     The Company’s Articles also require a two-thirds affirmative vote of the members of the board to amend the bylaws to change the principal office, change the number of directors, change the number of directors on the executive committee or make a substantial change in the duties of the chairman of the board of the directors and the president. The purpose of a supermajority requirement is to prevent a shareholder with a majority of the Company’s voting power from avoiding the requirements of the foregoing by simply repealing them.
     - Advance Notice Requirements for Shareholder Proposals. The Company’s Bylaws require that a shareholder wishing to bring business before an annual meeting of shareholders must give 40 days’ advance notice to the Company. This advance notice requirement gives the board the opportunity to consider the shareholder’s proposal and to inform the other shareholders about the proposal and the board’s position regarding it. This provision could discourage a shareholder from bringing a matter before an annual meeting.

     - Fair Price Provision. The Company’s Articles of Incorporation contain what is known as a “fair price provision.” The fair price provision requires the approval of at least 80% of the Company’s shares entitled to vote to approve transactions with an interested shareholder except in cases where either (1) price criteria and procedural requirements are satisfied, or (2) a majority of the Company’s board of directors recommends the transaction to the shareholders. If the minimum price criteria and procedural requirements are met or the requisite approval of the Company’s board of directors are given, the normal requirements of West Virginia law would apply.
     An “interested shareholder” is any person, other than the Company or any of its subsidiaries, who is, or who was within the two-year period immediately before the announcement of a proposed business combination, the beneficial owner of more than 10% of the Company’s voting power. It also includes any person who is an assignee of, or has succeeded to, any shares of voting stock in a transaction not involving a public offering which were at any time within the prior two-year period beneficially owned by interested shareholders. A “disinterested director” is any member of the board of directors of the Company who is not affiliated with an interested shareholder and who was a director of the Company prior to the time the interested shareholder became an interested shareholder. It also includes any successor to a disinterested director who is not affiliated with an interested shareholder and who was recommended by a majority of the disinterested directors then on the board.
Advantages of the Company’s Antitakeover Provisions
     The provisions discussed above may constitute defensive measures because they may discourage or deter a third party from attempting to acquire control of the Company. The purpose of these provisions is to discourage and to insulate the corporation against hostile takeover efforts which the Company’s board of directors might determine are not in the best interests of the Company and its shareholders. We believe that these provisions are reasonable precautions to ensure that a party seeking control will discuss its proposal with management.
Disadvantages of the Company’s Antitakeover Provisions
     The classification of the board of directors makes it more difficult to change directors because they are elected for terms of three years rather than one year, and at least two annual meetings instead of one are required to change a majority of the board of directors. Furthermore, because of the smaller number of directors to be elected at each annual meeting, holders of a minority of the voting stock may be in a less favorable position to elect directors through the use of cumulative voting. The supermajority provisions make it more difficult for shareholders to effect changes in the classification of directors.
     The ability of the board of directors to issue additional shares of common and preferred stock also permits the board of directors to authorize issuance of the stock which may be dilutive and, in the case of preferred stock, which may affect the substantive rights of shareholders without requiring an additional shareholder vote.
     Collectively, the provisions may be beneficial to management in a hostile takeover attempt, making it more difficult to effect changes, and at the same time, adversely affecting shareholders who might wish to participate in a takeover attempt.
Restrictions on Ownership
     The Bank Holding Company Act of 1956, as amended, or BHC Act, generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of the Company. Control is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. Under the BHC Act, any existing bank holding company would require the prior approval of the Federal Reserve Board, before acquiring 5% or more of the voting stock of the Company. In addition, the Change in Bank Control Act of 1978, as amended, or CBC Act, prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as the Company, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

Transfer Agent
     The transfer agent and registrar for the Company’s common stock is Registrar and Transfer Company.
DESCRIPTION OF PREFERRED STOCK
General
     This section of the prospectus describes the material terms and provisions of our preferred stock. When we offer to sell shares of our preferred stock, we will describe the specific terms of the offering and the shares in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our articles of incorporation, as amended, our bylaws, as amended, and the applicable provisions of West Virginia law.
     Our authorized capital stock consists of 1,000,000 shares of our preferred stock, with par value of $1.00 per share. Under our articles of incorporation, as amended, we may issue shares of preferred stock in one or more series, as may be determined by our board of directors or a duly authorized committee. Our board of directors or a committee thereof may also establish, from time to time, the number of shares to be included in each series and may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any series without any further vote or action by the stockholders. Any preferred stock we may issue will rank senior to our common stock with respect to the payment of dividends or amounts paid upon liquidation, dissolution or winding up of our company, or both. In addition, any shares of our preferred stock may have class or series voting rights. Under certain circumstances, the issuance of shares of our preferred stock, or merely the existing authorization of our board of directors to issue shares of our preferred stock, may tend to discourage or impede a merger or other change in control of our company. No shares of preferred stock are currently outstanding. Each series of preferred stock will be issued under a certificate of designation, which will be filed with the SEC as an exhibit to a document incorporated by reference in this prospectus concurrently with the offering of such preferred stock. It is also subject to our Articles of Incorporation, as amended, which are incorporated by reference as an exhibit to this registration statement.
     Our board of directors is authorized to determine or fix from time to time by resolution the following terms for each series of preferred stock, which will be described in a prospectus supplement:
•	the designation of such series and the number of shares to constitute such series;

•	the par value of the shares of such series, if any;

•	the voting rights, if any;

•	the dividend rate;

•	whether dividends are cumulative and, if so, the date from which dividends cumulate;

•	the payment date for dividends;

•	redemption rights, the applicable redemption prices and such other conditions of redemption;

•	amounts payable to holders on our liquidation, dissolution or winding up;

•	the amount of the sinking fund, if any;

•	whether the shares will be convertible or exchangeable into equity, and, if so, the prices and terms of conversion and such other terms and conditions of such conversion or exchange;

•	whether future shares of the series or any future series or other class of stock is subject to any restrictions, and, if so, the nature of the restrictions;

•	the conditions or restrictions, if any, upon the issuance of any additional stock; and

•	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.
     The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of the Company.
     The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.
     The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and our subsidiaries pursuant to benefit plans or otherwise.
Rank
     Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.
Dividends
     The holders of each series of preferred stock will be entitled to receive cash dividends if declared by our board of directors out of funds we can legally use for payment. The prospectus supplement will indicate the dividend rates and the dates on which we will pay dividends as to each series of preferred stock. The rates may be fixed or variable or both. If the dividend rate is variable, the formula used to determine the dividend rate will be described in the prospectus supplement. We will pay dividends to the holders of record of each series of preferred stock as they appear on the record dates fixed by our board of directors.
     Our board of directors will not declare and pay a dividend on any series of preferred stock unless full dividends for all series of preferred stock ranking equal as to dividends have been declared or paid and sufficient funds are set aside for payment. If dividends are not paid in full to each series of preferred stock, we will declare any dividends pro rata among the preferred stock of each series and any series of preferred stock ranking equal to any other series as to dividends. A “pro rata” declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.
     Unless all dividends on the preferred stock of each series have been paid in full, we will not declare or pay any dividends or set aside sums for payment of dividends or distributions on any common stock or on any class of security ranking junior to a series of preferred stock, except for dividends or distributions paid for with securities ranking junior to the preferred stock. We also will not redeem, purchase, or otherwise acquire any securities ranking junior to a series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock ranking junior to the series of preferred stock.
Conversion or Exchange
     The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock or another series of our preferred stock. The terms of any such conversion or exchange and any such preferred stock will be described in the prospectus supplement relating to such series of preferred stock.
Redemption
     If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option of or the holder thereof and may be mandatorily redeemed.
     Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.
     Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate, except for the right to receive the redemption price.
Liquidation Preference
     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.
     If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting Rights
     The holders of shares of preferred stock will have no voting rights, except:
•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designation establishing such series; or

•	as required by applicable law.
     Under regulations adopted by the Federal Reserve Board, if the holders of the preferred stock of any series become entitled to vote for the election of directors because dividends on the preferred stock of such series are in arrears, preferred stock of such series could be deemed a “class of voting securities.” In this instance, a holder of 25% or more of the preferred stock of such series could then be subject to regulation as a bank holding company in accordance with the BHC Act. A holder of 5% or more of such series that otherwise exercises a “controlling influence” over us could also be subject to regulation under the BHC Act. In addition, at any time a series of the preferred stock is deemed a class of voting securities, (1) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of the outstanding shares of such series of preferred stock, and (2) any person other than a bank holding company may be required to file with the Federal Reserve Board under the CBC Act to acquire or retain 10% or more of that series.
DESCRIPTION OF WARRANTS
     In this section, we describe the general terms and provisions of the warrants for the purchase of preferred stock or common stock that we may issue. Warrants issued pursuant to this prospectus may be issued independently or together with any preferred stock or common stock. Warrants sold with other securities may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent who will be specified in the warrant agreement and in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
     This summary of some of the terms and other provisions of the warrants that may be issued is not complete and is qualified in its entirety by reference to the applicable warrant agreement and related warrant certificate and the prospectus supplement, which both will be filed with the SEC. You should refer to this prospectus, the prospectus supplement, the warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific warrants that we may offer for the complete terms of the warrant agreement and the warrants. For more information on how you can obtain copies of the applicable warrant agreement, if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.
     The applicable prospectus supplement related to an issuance of warrants will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:
•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
     The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain considerations with U.S. federal income tax laws and the federal Employee Retirement Income Security Act.
     Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

     Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement and warrant agreement.
     After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.
     Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
     Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock purchasable upon exercise, including, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.
DESCRIPTION OF UNITS
     In this section, we describe the general terms and provisions of the units that we may offer. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
     The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:
•	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units or the securities comprising those units; and

•	whether the units will be issued fully registered or in global form.
     The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information.” We urge you to read the applicable unit agreement and the applicable prospectus supplement and any other offering material in their entirety.
PLAN OF DISTRIBUTION
     We may sell the securities described in this prospectus to or through one or more agents, underwriters, dealers or directly to purchasers on a continuous or delayed basis.
     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the times of sale, at prices related to such prevailing market prices or at negotiated prices.

     Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement. For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:
•	the public offering price;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the proceeds from the sale of the securities to us;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.
     If we use underwriters in the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
     If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.
     We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
     Any underwriters who are qualified market makers on the Nasdaq Stock Market may engage in passive market making transactions in the common stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
     Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.
     We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.
     Each series of securities will be a new issue of securities and will have no established trading market. Unless otherwise specified in the applicable prospectus supplement, the securities will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.
     Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.
LEGAL MATTERS
     Jackson Kelly PLLC will pass upon certain legal matters with respect to the securities offered by us from time to time pursuant to this prospectus, unless we indicate otherwise in a prospectus supplement. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.
EXPERTS
     The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing..
WHERE YOU CAN FIND MORE INFORMATION
     This prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act.
     This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

     We file periodic reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our filings with the SEC are also available to the public on our website at www.centrabank.com, as well as through document retrieval services. You may read and copy any periodic reports, proxy statements or other information we file at the SEC’s public reference room in Washington, D.C., which is located at the following address: Public Reference Room, 100 F Street N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference rooms.
     We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus, provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K:
     (a) Our Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 16, 2009, as amended on Form 10-K/A filed on May 8, 2009.
     (b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, filed on May 11, 2009, June 30, 2009, filed on August 6, 2009, and September 30, 2009, filed on November 9, 2009.
     (c) Our Current Reports on Form 8-K filed on January 9, 2009, January 23, 2009, February 17, 2009, March 3, 2009, March 25, 2009, April 3, 2009, April 16, 2009, April 29, 2009, May 18, 2009, June 2, 2009, July 21, 2009, July 30, 2009, August 27, 2009, September 2, 2009, October 15, 2009, October 30, 2009, November 2, 2009 and November 3, 2009.
     (d) Portions of our proxy statement for the annual meeting of stockholders held on June 25, 2009, that have been incorporated by reference in our 2008 Annual Report on Form 10-K.
     (e) The description of our common stock contained in our Form 8-A filed with the SEC pursuant to Sections 12(b) and 12(g) of the Exchange Act, on March 20, 2002.
     You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address and telephone number:
Centra Financial Holdings, Inc.
990 Elmer Prince Drive
P.O. Box 656
Morgantown, West Virginia 26507-0656
Attention: Timothy P. Saab
(304) 598-2000
     You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

CENTRA FINANCIAL HOLDINGS, INC.
Common Stock
Preferred Stock
Warrants
Units

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, all of which will be paid by the Registrant.

SEC Registration fee		$2,790
Legal fees and expenses		$35,000	*
Accounting fees and expenses		$8,000	*
Other	$

TOTAL:		$45,790

*	Estimate
Item 15. Indemnification of Directors and Officers
ARTICLE VII
          Provisions for the regulation of the internal affairs of the corporation are:
     A. Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved (including, without limitation, as a witness or deponent) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise in nature (“Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the written request of the corporation’s Board of Directors, president or their delegate as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or omission in an official capacity as a director, officer, trustee, employee or agent or in any other capacity, shall be indemnified and held harmless by the corporation to the fullest extent authorized by law, including but not limited to the West Virginia Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Code permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including, without limitation, attorneys’ fees and disbursements, judgments, fines, ERISA or other similar or dissimilar excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the corporation; provided, further, that the corporation shall not indemnify any person for civil money penalties or other matters, to the extent such indemnification is specifically not permissible pursuant to federal or state statute or regulation, or order or rule of a regulatory agency of the federal or state government with authority to enter, make or promulgate such order or rule. Such right shall include the right to be paid by the corporation expenses, including, without limitation, attorneys’ fees and disbursements, incurred in defending or participating in any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, in which such director or officer agrees to repay all amounts so advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article or otherwise. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, or that such person did have reasonable cause to believe that his conduct was unlawful.
     B. Right of Claimant to Bring Suit. If a claim under this Article is not paid in full by the corporation within thirty days after a written claim therefor has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending or participating in any Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the applicable law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation.
     Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification or reimbursement of the claimant is permitted in the circumstances because he or she has met the applicable standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     C. Contractual Rights: Applicability. The right to be indemnified or to the reimbursement or advancement of expenses pursuant hereto (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.
     D. Requested Service. Any director or officer of the corporation serving, in any capacity, (i) another corporation of which five percent (5%) or more of the shares entitled to vote in the election of its directors is held by the corporation, or (ii) any employee benefit plan of the corporation or of any corporation referred to herein shall be deemed to be doing so at the request of the corporation.
     E. Non-Exclusivity of Rights. The rights conferred on any person hereunder shall not be exclusive of and shall be in addition to any other right which such person may have or may hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.
     F. Insurance. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under West Virginia law.
     G. Limitation of Liability. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that such exception from liability or limitation thereof is not permitted by the West Virginia Business Corporation Act or the laws of the United States or the State of West Virginia, as the same may exist or are hereafter amended. Any repeal or modification of the foregoing provision by the stockholders of the corporation shall not adversely affect any right of protection of a director of the corporation existing at the time of such repeal or modification.
          Centra Financial is a West Virginia corporation subject to the applicable indemnification provisions of the General Corporation Law of West Virginia. Centra Financial and all of its operating subsidiaries have entered into indemnification agreements with their directors which are substantially similar to the indemnification rights provided for in the Articles of Incorporation.
          The foregoing indemnity provisions have the effect of reducing directors’ and officers’ exposure to personal liability for actions taken in connection with their respective positions.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Centra Financial pursuant to the foregoing provisions, or otherwise, Centra Financial has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Centra Financial of expenses incurred or paid by a director, officer or controlling person of Centra Financial in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Centra Financial will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
Item 16. Exhibits
EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement*

4.1	Form of certificate of designation of series of preferred stock*

4.2	Form of securities and warrant agreement*

5.1	Opinion of Jackson Kelly PLLC

8.0	Opinion as to certain federal income tax matters*

Exhibit
No.	Description

23.1	Consent of Ernst & Young LLP

23.2	Consent of Jackson Kelly PLLC (included in Exhibit 5.1)

24	Power of Attorney of certain officers and directors (located on the signature page to the Registration Statement)

*	To be filed, as applicable, by amendment or as an exhibit to a document incorporated by reference herein for the specific offering of securities, if any, to which it relates.
Item 17. Undertakings
The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of

1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of West Virginia, on November 10, 2009.

CENTRA FINANCIAL HOLDINGS, INC.
By:	/s/ Douglas J. Leech
Douglas J. Leech
(Principal Executive Officer)

By:	/s/ Kevin D. Lemley
Kevin D. Lemley
(Principal Accounting and Financial Officer)

Dated: November 10, 2009
     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Douglas J. Leech, Jr. Douglas J. Leech	President and Chief Executive Officer and Director	November 10, 2009

/s/ C. Christopher Cluss C. Christopher Cluss	Director	November 10, 2009

/s/ James W. Dailey II James W. Dailey II	Director	November 10, 2009

/s/ Arthur Gabriel Arthur Gabriel	Director	November 10, 2009

/s/ Robert A. McMillan Robert A. McMillan	Director	November 10, 2009

/s/ Mark R. Nesselroad Mark R. Nesselroad	Director	November 10, 2009

/s/ Parry G. Petroplus Parry G. Petroplus	Director	November 10, 2009

/s/ Milan Puskar Milan Puskar	Director	November 10, 2009

/s/ Paul T. Swanson Paul T. Swanson	Director	November 10, 2009

/s/ Bernard G. Westfall Bernard G. Westfall	Director	November 10, 2009

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement*

4.1	Form of certificate of designation of series of preferred stock*

4.2	Form of securities and warrant agreement*

5.1	Opinion of Jackson Kelly PLLC

8.0	Opinion as to certain federal income tax matters*

23.1	Consent of Ernst & Young LLP

23	Consent of Jackson Kelly PLLC (included in Exhibit 5.1)

24	Power of Attorney of certain officers and directors (located on the signature page to the Registration Statement)

*	To be filed, as applicable, by amendment or as an exhibit to a document incorporated by reference herein for the specific offering of securities, if any, to which it relates.